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Exhibit 10.1

THIRD AMENDMENT

        THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of the 1st day of April, 2004 by and among each of the persons listed on the signature pages hereof as banks (the "Banks"), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Borrower"), and Union Bank of California, N.A., as administrative agent (the "Administrative Agent").

BACKGROUND

        A.    The Banks, the Administrative Agent and the Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2002, as amended by the First Amendment dated as of June 3, 2003 and the Second Amendment dated as of October 30, 2003 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein.

        B.    Crosstex Louisiana Energy, L.P., a Delaware limited partnership and Subsidiary of the Limited Partner ("Crosstex Louisiana"), intends to acquire all of the capital stock of LIG Pipeline Company, a Nevada corporation ("LIG"), (the "LIG Acquisition") pursuant to the Purchase and Sale Agreement dated as of February 13, 2004 between the Limited Partner and AEP Energy Services Investments, Inc., a Delaware corporation (the "Seller"), as amended by the First Amendment dated as of February 13, 2004 between the Limited Partner and the Seller (as amended the "LIG Purchase and Sale Agreement"), and all other agreements, instruments or documents executed in connection therewith or otherwise related to the LIG Acquisition (collectively, the "LIG Acquisition Documents").

        C.    In order to effect the LIG Acquisition, the Borrower will borrow Advances under the Credit Agreement and make a cash distribution to the Limited Partner in the amount of such Advances (the "Cash Distribution"). The Limited Partner will loan the Cash Distribution to Crosstex Louisiana in order to fund all or part of the purchase price in connection with the LIG Acquisition. In connection with the LIG Acquisition, the Borrower and its Partners will effect a reorganization as described more fully in the Omnibus Agreement dated as of March 31, 2004 among the Limited Partner, the Borrower, Crosstex Louisiana, Crosstex Operating GP, LLC, a Delaware limited liability company, the General Partner, LIG Liquids Holdings, L.P., a Delaware limited partnership, Crosstex Tuscaloosa, LLC, a Louisiana limited liability company, Crosstex Treating Services GP, LLC, a Delaware limited liability company, Crosstex Acquisition Management GP, LLC, a Delaware limited liability company, and Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership (the "Omnibus Agreement"), which specifically provides that (1) Crosstex Louisiana will subsequently transfer substantially all of the assets acquired pursuant to the LIG Acquisition Documents to the Borrower and its Subsidiaries, (2) Crosstex Operating GP, LLC will be substituted as the general partner of Borrower, and (3) Crosstex Acquisition Management GP, LLC and Crosstex Treating Services GP, LLC will merge with and into Crosstex Energy Services GP, LLC (the "Reorganization").

        D.    The Borrower has requested, and the Banks have agreed, to (1) consent to the LIG Acquisition, the Cash Distribution and the subsequent Reorganization, (2) increase the aggregate amount of the Revolver A Commitments to $100,000,000 and the Revolver B Commitments to $100,000,000 and (3) make certain other amendments to the Credit Agreement.

        E.    In addition, the parties hereto wish to add each of BNP Paribas, General Electric Capital Corporation and Guaranty Bank as a "Bank" under the Credit Agreement (the "New Banks").

AGREEMENT

        NOW THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. Amendments.

          (a)   Schedules 1 and 2 to the Credit Agreement are hereby deleted in their entirety and Schedules 1 and 2 attached hereto are hereby substituted therefor.

          (b)   The definition of "Applicable Margin" is hereby amended in its entirety as follows:

            "Applicable Margin" means, as of any date of determination, the following percentages determined as a function of the Borrower's Leverage Ratio:

Leverage Ratio	Eurodollar Rate Advances	Reference Rate Advances	Commitment Fees	Letter of Credit Fees
> 3.00	2.50%	1.00%	0.50%	1.75%
> 2.50 and ≤3.00	2.25%	0.75%	0.50%	1.75%
> 2.00 and ≤2.50	2.00%	0.50%	0.375%	1.50%
≤2.00	1.75%	0.25%	0.375%	1.50%

    The foregoing ratio (a) shall be determined as if the Leverage Ratio is less than or equal to 2.50 but greater than 2.00 for the period from the Third Amendment Effective Date through the date financial statements are delivered pursuant to Section 5.01(c) for the fiscal quarter ending March 31, 2004, and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.01(c) or Section 5.01(d) and certified to by a Responsible Officer in accordance with such Sections. Any change in the Applicable Margin shall be effective upon the date of delivery of the financial statements pursuant to Section 5.01(c) or Section 5.01(d), as the case may be, and receipt by the Administrative Agent of the compliance certificate required by such Sections. If the Borrower fails to deliver any financial statements within the times specified in Section 5.01(c) or 5.01(d), as the case may be, such ratio shall be determined as if the Leverage Ratio is greater than 3.00 from the date the Administrative Agent notifies the Borrower and the Banks that such financial statements should have been delivered until the Borrower delivers such financial statements to the Administrative Agent and the Banks. Notwithstanding the foregoing, if at any time the ratings applicable to the senior, unsecured, long-term indebtedness for borrowed money of the Borrower, the MLP, and/or any Subsidiary thereof that is not guaranteed by any other Person (other than the Borrower, the MLP, the General Partner or any Subsidiary thereof) or subject to any other credit enhancement are either (i) BB or higher by S&P and Ba2 or higher by Moody's or (ii) 2 or higher by the National Association of Insurance Commissioners, then the Applicable Margin with respect to Eurodollar Rate Advances shall be reduced by 0.25%.

          (c)   The following new definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

            "Finance Entity" means any Subsidiary of the MLP that is not also a Subsidiary of the Borrower and that is formed for the purpose of issuing Debt specifically permitted by Section 6.02(k).

            "LIG Acquisition" means the acquisition of LIG Pipeline Company, a Nevada corporation, pursuant to the LIG Purchase and Sale Agreement.

            "LIG Acquisition Documents" means the LIG Purchase and Sale Agreement and all other agreements, instruments or documents executed in connection therewith or otherwise related to the LIG Acquisition.

            "LIG Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of February 13, 2004 between the MLP and AEP Energy Services Investments, Inc., a Delaware corporation (the "Seller"), as amended by the First Amendment dated as of February 13, 2004 between the MLP and the Seller.

            "MLP" means Crosstex Energy, L.P., a Delaware limited partnership.

            "OLP Common Units" has the meaning set forth in the Borrower Partnership Agreement.

            "OLP Preferred Units" has the meaning set forth in the Borrower Partnership Agreement.

            "Third Amendment" means the Third Amendment dated as of April 1, 2004 among the Borrower, the Banks and the Administrative Agent.

            "Third Amendment Effective Date" means the date on which the Third Amendment to this Agreement becomes effective.

          (d)   The definition of "Asset-Based Audits" in Section 1.01 of the Credit Agreement is hereby deleted.

          (e)   The definition of "Banks" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Banks" means the lenders listed on Schedule 1 hereto and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

          (f)    The definition of "Change of Control" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Change of Control" means (a) the General Partner is no longer the sole general partner of the Borrower, (b) the MLP owns less than 99.999% of the OLP Common Units, (c) the failure of the MLP to own, directly or indirectly, 100% of the outstanding equity interests of any holder of the OLP Preferred Units or (d) individuals who, at the beginning of any period of 12 consecutive months, constitute the General Partner's Board of Directors cease for any reason (other than death or disability) to constitute a majority of the General Partner's Board of Directors then in office.

          (g)   The definition of "General Partner" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "General Partner" means Crosstex Operating GP, LLC, a Delaware limited liability company.

          (h)   The definitions of "Guarantor", "Guaranty", and "Reorganization" in Section 1.01 of the Credit Agreement are hereby amended by replacing "Limited Partner" with "MLP" therein.

          (i)    The definition of "Limited Partner" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Limited Partners" means the MLP and the holders of the OLP Preferred Units.

          (j)    Each reference in the Credit Agreement to "Limited Partner" shall be amended to refer to "Limited Partners".

          (k)   The definition of "Note Agreement" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Note Agreement" means the Master Shelf Agreement dated as of June 3, 2003 among the Borrower, Prudential Investment Management, Inc. and each of the initial noteholders party thereto, as amended by the Letter Amendment No. 1 dated as of April 1, 2004, as the same may be amended, modified or supplemented from time-to-time as permitted by this Agreement.

          (l)    The definition of "Responsible Officer" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Responsible Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, Treasurer or Assistant Treasurer of the General Partner.

          (m)  The definition of "Pledge Agreements" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

            "Pledge Agreement" means, collectively, (a) the Amended and Restated Pledge Agreement among the Partners and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Banks, and (b) any other pledge agreements executed at any time in connection with securing any Obligations, in each case as the same may hereafter be amended, modified or supplemented from time-to-time.

          (n)   Section 2.01(b) of the Credit Agreement is hereby amended by (i) replacing "$25,000,000" with "$50,000,000" in the second proviso of the first sentence thereof and (ii) adding the following parenthetical at the end thereof:

    (other than any reimbursements from the Banks to the Issuing Bank deemed to be Revolver B Advances)

          (o)   Section 2.06(b) of the Credit Agreement is hereby amended in its entirety as follows:

            (b)   Agent Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Administrative Agent or the Lead Arranger, as applicable, the fees described in the letter dated as of February 26, 2004 from UBOC to the Borrower (the "Fee Letters").

          (p)   Section 4.19(a) of the Credit Agreement is hereby amended in its entirety as follows:

            (a)   The General Partner is the sole general partner of the Borrower, and the Limited Partners are the only limited partners of the Borrower. As of the date hereof, (i) the General Partner is the legal and beneficial owner of 0.001% of the OLP Common Units in the Borrower, and (ii) the MLP is the legal and beneficial owner of 99.999% of the OLP Common Units in the Borrower and 100% of the membership interests of the General Partner. No part of the partnership interests in the Borrower or the membership interests of the General Partner is subject to any Lien, other than preferential rights of the Partners under the Borrower Partnership Agreement and Liens in favor of the Collateral Agent.

          (q)   Section 5.08 of the Credit Agreement is hereby amended by replacing "four occasions in any calendar year" with "two occasions in any calendar year" and by deleting ", two of which shall be for the purpose of conducting Asset-Based Audits."

          (r)   Section 5.10 of the Credit Agreement is hereby amended by adding the following prior to the period at the end thereof:

    ; provided that this Section 5.10 shall not apply to any guaranty by the Borrower or any Guarantor of Debt of the Borrower and/or a Finance Entity specifically permitted by Section 6.02(k).

          (s)   A new Section 5.14 of the Credit Agreement is hereby added as follows:

            Section 5.14. Post-Closing Requirements.

          (a)   Within five Business Days following the Third Amendment Effective Date (or, with respect to the items listed in Section 5.14(a)(vii) below, within a commercially reasonable period of time following the Third Amendment Effective Date) deliver or cause to be delivered to the Administrative Agent or the Collateral Agent, as applicable:

              (i)  except as otherwise provided by Section 5.14(b) below and as determined by the Collateral Agent in its reasonable discretion, new Security Documents and appropriate UCC-1 and UCC-3 Financing Statements covering the Collateral for filing with the appropriate authorities covering the Property being acquired pursuant to the LIG Acquisition Documents and the Reorganization (as defined in the Third Amendment);

             (ii)  a Guaranty executed by each of Crosstex Tuscaloosa, LLC, a Louisiana limited liability company, Crosstex LIG, LLC, a Louisiana limited liability company, and Crosstex LIG Liquids, LLC, a Louisiana limited liability company (collectively, the "New Subsidiary Guarantors"), in form and substance reasonably satisfactory to the Administrative Agent and the Banks;

            (iii)  an Amended and Restated Pledge Agreement executed among the General Partner, the MLP and the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent and the Banks;

            (iv)  a Pledge Agreement executed by Crosstex Energy Services GP, LLC, in form and substance reasonably satisfactory to the Collateral Agent and the Banks;

             (v)  a certificate of the secretary or assistant secretary of the General Partner certifying (A) the existence of the Borrower and the General Partner, (B) its organizational documents and the Borrower Partnership Agreement, (C) the resolutions of the General Partner approving the LIG Acquisition, the Cash Distribution, the Reorganization (each as defined in the Third Amendment), the Third Amendment and the other Credit Documents executed and delivered on or before the date of such certificate, and (D) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to the Third Amendment and the other Credit Documents executed and delivered on or before the date of such certificate;

            (vi)  a certificate of the secretary or assistant secretary of each of the Guarantors certifying (A) either (1) that there have been no changes to its organizational documents since the date such documents were last certified to the Administrative Agent and the Banks, or (2) its organizational documents, (B) the resolutions of the governing body of such Guarantor approving the Third Amendment and the other Credit Documents executed and delivered on or before the date of such certificate, and (C) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to the Third Amendment and the other Credit Documents executed and delivered on or before the date of such certificate;

           (vii)  certificates of good standing, existence and authority for the Borrower, the General Partner, the MLP and each of the Guarantors from each of the states in which the Borrower, each such Partner and each of the Guarantors is organized;

          (viii)  supplements to the Intercreditor Agreement executed by each of the New Subsidiary Guarantors;

            (ix)  a favorable opinion of Thompson & Knight L.L.P., outside Texas counsel to the Borrower, the General Partner, the MLP and the Guarantors;

             (x)  a favorable opinion of Taylor, Porter, Brooks & Phillips L.L.P., outside Louisiana counsel to the Borrower and the New Subsidiary Guarantors;

            (xi)  certificate(s) of insurance naming the Collateral Agent as loss payee or additional insured evidencing insurance which meets the requirements of this Agreement and the Security Documents and which is in amount, form and substance and from an issuer satisfactory to the Collateral Agent; and

           (xii)  such other approvals, opinions, evidence and documents as any Bank, through the Administrative Agent, may reasonably request.

          (b)   Within 120 days following the Third Amendment Effective Date deliver or cause to be delivered to the Collateral Agent the following, each in form, scope and substance satisfactory to the Collateral Agent:

              (i)  new Mortgages, other Security Documents and appropriate UCC-1 and UCC-3 Financing Statements covering the Collateral for filing with the appropriate authorities covering the Property being acquired by the Borrower and its Subsidiaries pursuant to the LIG Acquisition Documents and the Reorganization (as defined in the Third Amendment) to the extent any of the foregoing were not required to be delivered by the Collateral Agent pursuant to subsection (a) of this Section 5.14; and

             (ii)  a favorable opinion of Taylor, Porter, Brooks & Phillips L.L.P., outside Louisiana counsel to the Borrower and the New Subsidiary Guarantors with respect to such Security Documents.

          (t)    Section 6.01(e) of the Credit Agreement is hereby amended by adding "and the negative pledge contained in any agreement, instrument or document executed at any time in connection with Debt permitted by Section 6.02(k); provided that any such negative pledge in connection with Debt permitted by Section 6.02(k) shall not place any restriction on the creation or existence of any Lien now or hereafter securing the Obligations or, as a result of the creation or existence of any Lien securing the Obligations, cause or require the creation of any Lien securing such Debt" at the end thereof;

          (u)   Section 6.01(g) of the Credit Agreement is hereby amended by replacing "$500,000" with "$1,000,000";

          (v)   Section 6.02 of the Credit Agreement is hereby amended as follows:

              (i)  Section 6.02(f) of the Credit Agreement is hereby amended by replacing "$5,000,000" with "$7,500,000";

             (ii)  Section 6.02(g) of the Credit Agreement is hereby amended by replacing "$3,000,000" with "$10,000,000";

            (iii)  Section 6.02(i) of the Credit Agreement is hereby amended by replacing "$5,000,000" with "$7,500,000" and by deleting "and" at the end thereof;

            (iv)  Section 6.02(j) of the Credit Agreement is hereby amended by replacing the period at the end thereof with "; and"; and

             (v)  A new Section 6.02(k) is hereby added as follows:

      (k) unsecured Debt of the Borrower and/or a Finance Entity not exceeding $125,000,000 in an aggregate principal amount at any time outstanding and any unsecured guaranty of such Debt by the Borrower or any Guarantor; provided that (i) such Debt is issued within 90 days of the Third Amendment Effective Date and (ii) the maturity of such Debt is at least five years after the issuance thereof.

          (w)  Section 6.04(g) of the Credit Agreement is hereby amended by replacing "$3,000,000" with "$5,000,000".

          (x)   Section 6.05(h) of the Credit Agreement is hereby amended by replacing "Limited Partner" with "MLP."

          (y)   Section 6.12 of the Credit Agreement is hereby amended in its entirety as follows:

          Section 6.12. [Intentionally omitted].

          (z)   Section 6.15 of the Credit Agreement is hereby amended by replacing "$60,000,000" with "$90,000,000" and by replacing "December 31, 2002" with "March 31, 2004".

          (aa) Section 6.17 of the Credit Agreement is hereby amended by replacing "$50,000,000" with "$125,000,000".

          (bb) Section 7.01 of the Credit Agreement is hereby amended as follows:

              (i)  Section 7.01(c) of the Credit Agreement is amended by replacing "5.02, 5.07 or 5.13" with "5.02, 5.07, 5.13 or 5.14";

             (ii)  Section 7.01(d) of the Credit Agreement is amended by replacing "$3,000,000" with "$5,000,000"; and

            (iii)  Section 7.01(f) of the Credit Agreement is amended by replacing "$3,000,000" with "$5,000,000".

Section 2. Consent and Waiver. The Banks hereby (a) consent to the LIG Acquisition, the Cash Distribution and the Reorganization, (b) consent to the amendment and restatement of the Borrower Partnership Agreement in substantially the form delivered to the Administrative Agent on the date hereof and (c) waive any and all Defaults or Events of Default arising or which may have heretofore arisen under the Credit Agreement or any of the Credit Documents resulting from the execution, delivery or performance of the transactions and agreements in connection with the LIG Acquisition, the Cash Distribution, the Reorganization or the amendment and restatement of the Borrower Partnership Agreement. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Credit Agreement or any other Credit Document. The Administrative Agent and each of the Banks reserves the right to exercise any rights and remedies available to it in connection with any future defaults with respect to the Credit Agreement or any other provision of any Credit Document, including, without limitation, Sections 6.03, 6.06, and 7.01(j) of the Credit Agreement. Further, if the Reorganization is not completed as described in the Omnibus Agreement and such failure to be completed as described in the Omnibus Agreement would be materially adverse to the Banks, all consents granted hereunder shall be void. The Borrower agrees to deliver to the Administrative Agent copies of all amendments, modifications or supplements to the Omnibus Agreement.

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first set forth above when:

          (a)   the Borrower shall have paid to the Administrative Agent all costs and expenses which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement;

          (b)   the Administrative Agent shall have received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested by the Administrative Agent:

              (i)  this Amendment, duly executed by the Borrower, the Banks and the Administrative Agent;

             (ii)  new Revolver A Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver A Commitment and duly executed by the Borrower (the "New Revolver A Notes");

            (iii)  new Revolver B Notes in favor of each of the Banks, each in the face amount of such Bank's Revolver B Commitment and duly executed by the Borrower (the "New Revolver B Notes"; together with the New Revolver A Notes, the "New Notes");

            (iv)  one or more consents to this Amendment, duly executed by each Guarantor that has previously executed a Guaranty;

             (v)  amendments to each of the existing Mortgages in form and substance satisfactory to the Collateral Agent;

            (vi)  copies of the LIG Purchase and Sale Agreement certified by a Responsible Officer (A) as being true and correct copies of such documents as of the date hereof, and (B) except as otherwise disclosed in writing and acceptable to the Administrative Agent (i) as being in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof; and (ii) that to the knowledge of such Responsible Officer, none of the parties to the LIG Acquisition Documents shall have failed to perform any material obligation or covenant required by the LIG Acquisition Documents to be performed or complied with by it on or before the date of closing of the LIG Acquisition;

           (vii)  a report by Barnes and Click, Inc. in form and substance satisfactory to the Administrative Agent and the Banks;

          (viii)  a Phase I environmental review by Flat Rock Energy Partners covering those Properties to be acquired in connection with the LIG Acquisition in form and substance satisfactory to the Administrative Agent and the Banks;

            (ix)  an executed copy of the First Amendment to Note Agreement certified by a Responsible Officer as being a true and correct copy of such document as of the date hereof;

             (x)  supplements as required by Section 6.4(a) of the Intercreditor Agreement, executed by each New Bank;

            (xi)  an executed copy of the Omnibus Agreement certified by a Responsible Officer as being a true and correct copy of such document as of the date hereof;

           (xii)  a certificate from a Responsible Officer stating that (A) all representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Credit Documents to which it is a party are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3 have been met; and

          (xiii)  such other approvals, opinions, evidence and documents as any Bank, through the Administrative Agent, may reasonably request;

          (c)   no event or events has occurred which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

          (d)   no Default shall have occurred and be continuing;

          (e)   the representations and warranties of the Borrower and the Guarantors contained in this Amendment, Article IV of the Credit Agreement and in each of the other Credit Documents executed and delivered on or before date hereof shall be true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date;

          (f)    no legal or regulatory action or proceeding has commenced and is continuing against the Borrower or any Guarantor which could reasonably be expected to cause a Material Adverse Effect;

          (g)   the LIG Acquisition shall, simultaneously with the making of the related Borrowing, have been consummated by the Borrower, and all other conditions to the LIG Acquisition shall have been satisfied in form and substance satisfactory to the Administrative Agent;

          (h)   the Collateral Agent shall have received satisfactory evidence that arrangements have been made so that the Liens granted to it under the Security Documents are or will be Acceptable Security Interests and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained (or will be upon the filing and recording of the appropriate Security Documents), as the case may be, and are in full force and effect;

          (i)    the Administrative Agent shall be satisfied in its sole discretion as to the status of the Borrower's or Guarantor's, as applicable, title to the Properties acquired in connection with the LIG Acquisition; and

          (j)    the Administrative Agent shall be satisfied in its sole discretion with its due diligence analysis and review of the Properties acquired pursuant to the LIG Acquisition.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Banks and the Administrative Agent as set forth below:

          (a)   The execution, delivery and performance by the Borrower of this Amendment, the New Notes and the Credit Documents, as amended hereby and thereby, to which the Borrower is a party are within the Borrower's legal powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Borrower Partnership Agreement, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien (other than any created by the Credit Documents) upon or with respect to any of the properties of the Borrower.

          (b)   No Governmental Action is required for the due execution, delivery or performance by the Borrower of this Amendment, the New Notes or any of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party.

          (c)   This Amendment, the New Notes and each of the Credit Documents, as amended hereby and thereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity.

          (d)   Each of the Security Documents constitutes an Acceptable Security Interest on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes, and the execution, delivery and performance of this Amendment and the New Notes do not adversely affect any Lien of the Security Documents.

          (e)   The quarterly and annual financial statements most recently delivered to the Banks pursuant to Sections 5.01(c) and (d) of the Credit Agreement fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Borrower and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements). Since December 31, 2003 there has been no material and adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any Subsidiary. The Borrower and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

          (f)    There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

          (g)   There has been no amendment to the Borrower Partnership Agreement. The representations and warranties of the Borrower contained in the Credit Documents are correct on and as of the date hereof as though made on and as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Section 5. Modification and Increase in Commitments. The Borrower, the Administrative Agent, and the Banks hereby agree that the Commitments of the Banks under the Credit Agreement shall be modified to reflect the Commitments for the Banks set forth on the attached Schedule 1 and upon the effectiveness of this Amendment pursuant to Section 3 above, each such Bank's Commitment shall be the Commitment set forth on the attached Schedule 1. On the date hereof, each New Bank shall pay to the Administrative Agent, for the account of the Banks (other than the New Banks) an amount equal to such New Bank's Pro Rata Share of the outstanding Advances. Such payment shall be made by wire transfer of immediately available funds to an account designated by the Administrative Agent. Upon receipt of such funds, the Administrative Agent shall promptly pay to each Bank, by wire transfer in immediately available funds, the amount of each such Bank's ratable share of such payment, such that after such payment, the Banks (including the New Banks) shall each hold its Pro Rata Share of the Advances.

Section 6. Addition of New Banks. Each of the New Banks (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.05 and 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers as it deems necessary under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; and (v) specifies as its Domestic Lending Office (and address for notices) the office set forth beneath its name on Schedule 2 hereto.

Section 7. Reference to and Effect on the Credit Agreement.

          (a)   On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b)   Except as specifically amended above and except for the issuance of the New Notes, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Documents, as amended hereby and by the New Notes.

          (c)   Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 9. Governing Law; Binding Effect. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, and shall be binding upon the Borrower, the Administrative Agent, each Bank and their respective successors and assigns.

Section 10. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

[Remainder of this page blank; signature page follows]

        Effective as of the 1st day of April, 2004.

CROSSTEX ENERGY SERVICES, L.P.
By:	CROSSTEX OPERATING GP, LLC, General Partner
	By:	/s/ WILLIAM W. DAVIS William W. Davis Executive Vice President and Chief Financial Officer
UNION BANK OF CALIFORNIA, N.A., as Lead Arranger, Administrative Agent and Bank
By:	/s/ JOHN CLARK John Clark Vice President
By:	/s/ SEAN MURPHY Name: Sean Murphy Title: Vice President
THE ROYAL BANK OF CANADA, as Co-Arranger, Syndication Agent and Bank
By:	/s/ LORNE GARTNER Name: Lorne Gartner Title: Authorized Signatory
FLEET NATIONAL BANK, as Documentation Agent and Bank
By:	/s/ ROBERT D. VALBONA Name: Robert D. Valbona Title: Managing Director
U.S. BANK NATIONAL ASSOCIATION, as Bank
By:	/s/ MATTHEW J. PURCHASE Name: Matthew J. Purchase Title: Vice President
BANK OF AMERICA, N.A., as Bank
By:	/s/ STEVEN A. MACKENZIE Name: Steven A. Mackenzie Title: Vice President

BNP PARIBAS, as Bank
By:	/s/ JOE ONISCHUK Name: Joe Onischuk Title: Director
By:	/s/ LARRY ROBINSON Name: Larry Robinson Title: Director
GENERAL ELECTRIC CAPITAL CORPORATION, as Bank
By:	/s/ SIMON DUNCAN Name: Simon Duncan Title: Manager—Operations
GUARANTY BANK, as Bank
By:	/s/ JIM R. HAMILTON Name: Jim R. Hamilton Title: Senior Vice President

QuickLinks

  Exhibit 10.1
THIRD AMENDMENT
BACKGROUND
AGREEMENT